EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APEX Tech Acquisition Inc.

We hereby consent to the incorporation by reference of our report dated September 12, 2025, except for the matters described in Notes 6 and 9, as to which the date is December 3, 2025, relating to the financial statements of APEX Tech Acquisition Inc., included in the Registration Statement on Form S-1 and any amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

December 4, 2025